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                                                                    EXHIBIT 99.1

[GTI LOGO]

FOR MORE INFORMATION, CONTACT:

Golden Telecom
John Rose
e-mail: goldentelecom@rose.ru
(Moscow) tel.: +7-095-956-7885; fax: +7-095-956-7882
(New York) voicemail/fax: 212-504-3038

Alfa Bank
Brian Mooney (London) +44-207-382-4186
e-mail: b.mooney@alfabank.co.uk
Andrey Nasonovskiy (Moscow) +7-095-788-6995
e-mail: nason@alfabank.ru

FOR IMMEDIATE RELEASE

           Alfa Group, Baring Vostok and Capital International Acquire $125 Million in Golden Telecom Common Stock from Global TeleSystems.

MOSCOW, Russia (2 April 2001) - Golden Telecom, Inc. (Nasdaq: GLDN) announced today that its majority shareholder, Global TeleSystems (GTS), has entered into an agreement with Russia's Alfa Group, together with investment funds managed by Baring Vostok Capital Partners ("Baring Vostok") and Capital International Global Emerging Markets Private Equity Fund, L.P. ("Capital"), to sell 12.2 million shares, or approximately 50 percent stake, in Golden Telecom for $125 million, or $10.25 per share.

According to the terms of the transaction, Alfa Group would invest $110 million for 10.7 million shares - a 43.8 percent stake in the company. Current shareholders, Baring Vostok and Capital, who together now own 10.5 percent of Golden Telecom, will invest $15 million -- increasing their current shareholding to 7.6 percent and 8.8 percent respectively. The parties will also receive options to acquire most of GTS's remaining 11.7 percent stake. As part of this transaction, Alfa Group has agreed to limit its ownership to less than 50 percent for the next two years. The transaction is expected to close by the end of May 2001.

Alfa Group Chairman, Michael Fridman, says his firm decided to back Golden Telecom because of its quality Russia-wide network, full range of services and seasoned management team. "We are convinced that the telecom sector in Russia will experience tremendous growth over the next 5 years and we are making this significant minority investment in Golden Telecom because it gives us the best opportunity to participate in that growth. We see excellent opportunities for growing value at Golden Telecom and intend to work with the management and other shareholders to increase value."
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"Golden Telecom has a proven team and a clear competitive advantage for the
Russian market," says Michael Calvey, Managing Partner of Baring Vostok. "We believe that Alfa's experience and strong track record further strengthens Golden Telecom's position. A strong Russian partner is excellent news for investors."

Stewart Reich, Golden Telecom CEO, describes the investment with great enthusiasm. "We now have as a major, pro-active shareholder a prominent company that has an excellent reputation internationally, a value-driven philosophy and an unmatched track record of successful investments in Russia," says Reich. "We have long enjoyed a working relationship with Alfa's management team - in an advisory capacity and on our Board of Directors -- and hold them in very high regard. Investors should see Alfa's involvement as a business advantage and further assurance of Golden Telecom's success in the market. We couldn't ask for better partners."

Reich believes that Alfa's investment will please shareholders. "The additional participation by our friends at Baring Vostok and Capital International is the best evidence of just how positively this investment by Alfa is being perceived by our shareholders."

This announcement ends months of speculation about the disposition of Golden Telecom's shares by its majority shareholder after it became clear that GTS would consider a sale to raise capital and focus its attention on its businesses outside of Russia and Eastern Europe.

According to GTS CEO, Robert Amman, "Golden Telecom is a tremendous company that will greatly benefit from the support of strong partners with a vested interest in Russia."

Alfa Bank's corporate finance team led the negotiations and structuring of the transaction on behalf of the buyers and was sole adviser to Alfa Group.

About Golden Telecom (www.goldentelecom.ru)
Golden Telecom, Inc., NASDAQ "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The company offers competitive local exchange carrier services using its overlay network in Moscow, Kiev and Saint Petersburg; data and long-distance services using a fiber optic and satellite-based network - including more than 130 combined access points in Russia and other countries of the CIS; dedicated and dial-up Internet access to businesses and consumers; Internet content through numerous web brands powered by its Russia-On-Line portal; and mobile services.
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About Alfa Group (WWW.ALFA-BANK.COM, www.alfabank.ru)
Alfa Group Consortium is a major, privately owned Russian financial and industrial group with interests ranging from oil to real estate and supermarkets. Alfa Bank is one of its core holdings and the largest privately owned bank in Russia with branches across nine time zones in Russia, Ukraine, and Kazakhstan, as well as subsidiaries in London, Amsterdam and New York. The Bank is active in commercial and investment banking, asset management and insurance, and as of December 2000 had total assets of approximately $1.5 billion and capital of more than $150 million. Since it's founding in 1990, Alfa Bank/Group has successfully invested in over 30 companies. Alfa Bank CEO Alex Knaster is former President and CEO of Credit Suisse First Boston, Moscow and Harvard MBA.

About Baring Vostok Capital Partners (www.bvcp.ru) and Baring Private Equity Partners (www.bpep.com) Baring Vostok Capital Partners is a private equity firm with offices in Moscow and Kiev. Currently, Baring Vostok manages 3 investment funds with total capital in excess of $300 million. Baring Vostok is a subsidiary of Baring Private Equity Partners ("BPEP") a global private equity firm with approximately $2.0 billion of funds under management and 21 offices in 17 countries worldwide. BPEP is a business unit of ING Asset Management. ING Group is a global financial institution that is active in the field of banking insurance and asset management in more than 60 countries with over 90,000 employees.

About Capital International Global Emerging Markets Private Equity Fund, L.P. (www.capgroup.com) Capital International Global Emerging Markets Private Equity Fund, L.P. is a 600 million private equity fund managed by Capital International, Inc. ("CII"). CII, a subsidiary of The Capital Group of Companies Inc., is one of the largest and most experienced emerging markets investment managers in the world with over $30 billion of emerging markets assets under management.

About Global TeleSystems (www.gts.com)
Global TeleSystems, Inc. (GTS) (NYSE: GTS; EASDAQ: GTSG; Frankfurt: GTS) is the leading provider of broadband optical and IP network services to carriers, service providers, and corporations across Europe via Ebone, its wholly-owned broadband and data services division. As Europe's original and most experienced broadband and optical networking company, Ebone operates Europe's largest cross-border fibre optic network and largest Internet backbone. Ebone also operates seven city enterprise networks (CENS), which provide intra-city bandwidth, and trans-Atlantic fibre network facilities connecting Europe and North America. As part of its Business Services unit, which is currently for sale, GTS serves small and medium sized enterprises (SMEs) in 12 European countries. GTS has its operating headquarters in London. Other corporate offices are located in Washington, D.C., Brussels and Cork, Ireland.

    Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include the risk that the transaction may not be consummated. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements are contained in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, Form10-K for year 2000 filed March 16, 2001. Additional information may also be contained in the filings with the U.S. Securities and Exchange Commission submitted by Global TeleSystems, Inc.